NEWS RELEASE

Date:	August 25, 2004
FOR IMMEDIATE RELEASE

Contact:	Cheryl Moll
XETA Technologies
(918) 664-8200

XETA TECHNOLOGIES REPORTS
THIRD QUARTER RESULTS

Broken Arrow, Okla. —XETA Technologies (NASDAQ: XETA) today reported third quarter earnings of $0.371 million, or $0.04 per diluted share, on revenues of $13.9 million for the fiscal quarter ended July 31, 2004. This compares to earnings of $0.376 million, or $0.04 per diluted share, on revenues of $12.9 million for the third quarter of 2003.

The Company also reported nine-month year-to-date earnings of $1.343 million, or $0.13 per diluted share, on revenues of $44.0 million. In the comparable nine months of 2003, earnings were $1.180 million, or $0.12 per diluted share, on revenues of $40.1 million.

“Considering the continued sluggishness in capital spending in our market space, we are pleased with the steady revenue growth we are seeing this year,” said Jack Ingram, President and CEO of XETA Technologies. “We are especially pleased with our 15 percent growth in services revenues, and we accomplished this while maintaining margins. Growth in this recurring revenue stream, with the maintenance of the margins, was a primary initiative for this year. We fully expect the growth in services to continue.”

XETA’s 9 percent growth in systems sales is essentially triple the overall enterprise communications market growth rate of 2.7 percent to 3 percent. “While 9 percent growth is well below the rate to which we are historically accustomed, we are pleased that we continue to significantly outperform the market,” said Ingram

“On a year-to-date basis, our earnings growth rate of 14 percent continues to exceed our revenue growth rate of 10 percent,” he continued. “We’ve accomplished this despite a 3-point decline in overall profit margins. This margin decline is the result of pressures on system sales caused by competitive factors and compounded by reductions in rebate programs and price support initiatives from our major equipment supplier. Adjustments are being made to abate the future effects of these factors and prevent further erosion.”

The third quarter operational highlight was XETA’s acquisition of Bluejack Systems, a Nortel business partner headquartered in Seattle, Washington. The deal was finalized on August 2.

“Bluejack’s sales and services activities will be operated as a branch office serving customers in the Pacific Northwest, while administrative and support functions will be centralized at our headquarters here in Oklahoma,” said Larry Patterson, Executive Director of Operations for XETA. “Our re-entry into the acquisition market reflects our improved confidence in the predictability of the economy and we plan to expand this branch model of operations through additional acquisitions and/or organic growth. We are very excited about this opportunity and expect the Seattle branch to begin positive contributions to earnings as early as the fourth fiscal quarter of this year.”

According to Patterson, the third quarter also saw XETA all but complete its 15-month buildup of technical expertise for the Nortel family of products. XETA has achieved Nortel’s highest certification level in most of this extensive product line and will complete the remainder in the next few weeks. This accomplishment places XETA as one of only 10 Nortel partners (out of a total of approximately 1,000 partners) with such certification levels.

“We are very pleased that the process is ahead of schedule and expect significant sales of this new product line to begin in the first quarter of fiscal 2005,” added Patterson. “We feel the addition of this Nortel product line will in no way compete with our efforts to continue aggressively marketing the Avaya products. We plan to continue expansion of our Avaya efforts and see the Nortel initiative as a very significant addition.”

Ingram said XETA is cautiously optimistic about the fourth fiscal quarter, which is traditionally one of the company’s strongest. “Assuming this trend is realized, we expect revenues to exceed those of the third quarter with earnings in the 5 to 9 cents per share range. And while we feel the market continues to exhibit an unnatural degree of sluggishness, at least the predictability of the economy is quickly returning to the point where we will be able to re-institute longer range guidance to the stockholders. Assuming there is continued improvement through the quarter, we intend to resume our practice of publishing our revenue and earnings targets for the upcoming year. Until then, we will continue setting expectations one quarter at a time.”

XETA Technologies will host a conference call to discuss issues related to this press release at 10 a.m. CDST on Thursday, August 26. The media, analysts and investors are invited to participate by dialing 800-450-0785.  A replay of the call will be available from 1:30 p.m. on August 26 until 11:59 p.m. on September 2 by dialing 800-475-6701, access code 734379. The third quarter 10-Q will be available within the “SEC Filings” section of the Company’s website at www.xeta.com.

		Quarter Ending July 31		Nine Months Ending July 31

		2004	2003	2004	2003

Revenues	Systems	7,052	6,851	23,539	21,586
	Services	6,685	5,703	19,961	17,425
	Other	153	356	508	1,096
	Total	13,890	12,910	44,008	40,107
Gross Profit Margins		24%	28%	24%	27%
Operating Expense		2,755	2,818	8,435	8,601
Income from Operations		607	742	2,156	2,316
Interest and Other Expense		2	-125	50	-376
Net Income After Tax		371	376	1,343	1,180
Basic Earnings Per Share		$0.04	$0.04	$0.13	$0.12
Diluted Earnings Per Share		$0.04	$0.04	$0.13	$0.12
Wt. Avg. Common Shares Outstanding		10,012	9,878	10,007	9,769
Wt. Avg. Common Equivalent Shares		10,147	10,042	10,184	9,970

(The information is presented in thousands except percentages and per-share data.)

			July 31, 2004	October 31, 2003

Assets	Current	Cash	244	291
		Receivables (net)	8,091	5,795
		Inventories (net)	5,889	5,615
		Other	1,682	2,188
		Subtotal	15,906	13,889
	Non-Current	Receivables (net)	341	420
		PPE (net)	10,677	10,467
		Goodwill	25,685	25,727
		Other	64	170
		Subtotal	36,767	36,784
	Total Assets		52,673	50,673
Liabilities	Current	Notes Payable	1,210	1,210
		Revolving Line of Credit	3,136	719
		Accounts Payable	2,951	3,929
		Unearned Revenue	1,528	1,620
		Accrued Liabilities	2,017	2,206
		Subtotal	10,842	9,684
	Non-Current	Long Term Debt	3,123	4,030
		Other	2,683	2,348
		Subtotal	5,806	6,378
	Total Liabilities		16,648	16,062
Equity			36,025	34,611

(The information is presented in thousands)

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About XETA Technologies

XETA Technologies is a leading provider of communications solutions with sales and service locations nationwide, serving national business clients in sales, consulting, engineering, project management, installation and service support. Through internal growth and corporate acquisitions, XETA is a frontrunner in the emerging, highly technical world of converged communications solutions for voice, data and video applications.  XETA is one of the largest providers of Avaya voice and data systems and has recently added the Nortel Networks product line of voice and data solutions.  XETA is also the largest distributor for Hitachi’s PBX group—the leading provider of communication systems for the lodging industry—and has long been recognized as the leading provider of call accounting solutions to the hospitality industry.

XETA Technologies has recently been recognized by Business 2.0 magazine’s “Fastest-Growing Technology Companies” and has also been recognized by Fortune Small Business magazine’s Top 100 Fastest-Growing Companies, Fortune magazine’s “100 Fastest-Growing Companies,” Forbes magazine’s “Best 200 Small Companies in America” and BusinessWeek’s “Top 100 Hot Growth Companies.” For more information about XETA Technologies, visit www.xeta.com

This news release contains forward-looking statements, which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements concerning XETA’s plans and expectations with regard to growth in services revenues, expansion of branch model operations, contributions from its Seattle branch, sales of Nortel product, and revenues and earnings expectations for the fourth quarter of fiscal 2004. These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the telecommunications market specifically, the Company’s ability to successfully exploit the Nortel Networks market, recent SEC problems at Nortel Networks, the continuance of various vendor incentive programs that support the Company’s sales and marketing efforts, the long term success of the Company’s growth strategies, market acceptance of and demand for the Company’s product and service offerings, competition, inflation, and the availability and retention of sales professionals and trained technicians. Additional factors which could affect actual results are described in the section entitled “Outlook and Risk Factors” contained in the Company’s Form 10-K for its fiscal year ended October 31, 2003.